Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Connect Biopharma Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities

Fees to be paid	Equity	Ordinary shares, par value US$0.000174 per share (1)	Rules 457(c) and 457(h)	8,500,000(3)	US$$0.87(3)	US$7,480,000	.0000927	US$693.40

Fees to be paid	Equity	Ordinary shares, par value US$0.000174 per share (1)	Rules 457(c) and 457(h)	1,500,000(4)	US$0.87(4)	US$1,320,000	.0000927	US$122.36

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					US$8,800,000		US$815.76

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							US$815.76

(1)

The securities to be registered hereby may be represented by American depositary shares, or ADSs, of Connect Biopharma Holdings Limited (the “Registrant”). Each ADS represents one ordinary share, par value of US$0.000174 per share, of the Registrant (“Ordinary Share”). The Registrant’s ADSs issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-254215).

(2)

This registration statement on Form S-8 (this “Registration Statement”) registers Ordinary Shares issuable pursuant to the Registrant’s 2021 Stock Incentive Plan (“2021 Plan”) and 2021 Employee Share Purchase Plan (the “2021 ESPP”, together with the 2019 Plan and 2021 Plan, the “Plans”). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) also covers an indeterminate number of additional securities which may be offered and issued under the Plans to prevent dilution from stock splits, stock dividends or similar transactions as provided in the Plans.

(3)

The amount to be registered represents the Ordinary Shares available for future issuance or which may become available for issuance under the 2021 Plan in accordance with its terms. The corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high and low prices of the Registrant’s ADSs as reported on The Nasdaq Global Market on June 30, 2022.

(4)

The amount to be registered represents the Ordinary Shares available for future issuance or which may become available for issuance under the 2021 ESPP in accordance with its terms. The corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high and low prices of the Registrant’s ADSs as reported on The Nasdaq Global Market on June 30, 2022.